Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information of USCF SummerHaven SHPEI Index Fund and USCF SummerHaven SHPEN Index Fund (each a series of the USCF ETF Trust) in this Registration Statement (Form N-1A, SEC File No. 333-196273) of USCF ETF Trust.

/s/ Spicer Jeffries LLP

Greenwood Village, Colorado

November 29, 2017